Exhibit 10.97

PROMISSORY NOTE

$100,000	Orange County, California
May 26, 2011

FOR VALUE RECEIVED, the undersigned, Location Based Technologies, Inc., a Nevada corporation (referred to herein as the “Company”), hereby unconditionally promises to pay to the order of Greggory Haugen, his endorsees, successors and assigns (the “Lender”), in lawful money of the United States, at 3320 Fox Street, Orono, MN 55346 or such other address as the Lender may from time to time designate, the principal sum of One Hundred Thousand Dollars ($100,000) together with accrued interest thereon as provided herein..

1.              Terms of Repayment and Conversion.

a.           Upon the execution and delivery of this Note, the Lender shall disburse to the Company the sum of $100,000, which is the principal amount, in accordance with the wire instructions set forth. All amounts of unpaid principal and accrued interest outstanding under this Note shall mature and become due and payable in full on the earlier of (i) May 25, 2012 (ii) receipt by the Company of the proceeds from the sale of securities in an aggregate amount of at least $2,000,000, or (iii) the closing by the Company of a credit facility for the benefit of the Company in the amount of at least $2,000,000, subject to any prior payment required by this Note.  The amounts due hereunder may not be prepaid in whole or in part at any time and Lender shall be entitled to exercise the conversion privileges described in the following subparagraph b in whole or in part in lieu of accepting part or all of any payment tendered hereunder.

b.           At any time and from time to time this Note shall be convertible, in whole or in part, into shares of the Company’s Common Stock (“Conversion Shares”) at the option of the Lender, by submitting the Notice of Conversion (Exhibit A).  The Lender shall effect conversions by delivering written notice to the Company specifying therein the principal amount of this Note to be converted.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price, where the “Conversion Price” shall equal $0.20. The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events in the same manner as provided under the terms of any warrant to acquire common stock of the Company now or hereafter issued by the Company to Lender, or if no such warrant is issued, in accordance with the terms of other warrants issued by the Company as of the date hereof.  The Conversion Shares shall be duly and validly issued, fully paid and non-assessable, and not subject to any restrictions on transfer other than as required by applicable state and federal securities law.

2.              Interest Rate.  This Note shall accrue interest on the unpaid principal balance from the date of this Note until paid at a rate of ten percent (10%) per annum, compounded monthly (the “Interest Rate”).  All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.

3.              Events of Default.  If any of the events of default specified in this Section shall occur, Lender may, so long as such condition continues, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company, and thereupon this Note and any other obligations of the Company to the Lender, shall become due immediately, without demand or notice:

a.           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable;

b.           Failure to issue Conversion Shares following a conversion hereunder;

c.           Filing of bankruptcy proceedings involving the Company;

d.           Default by the Company under any loan or other credit facility secured by all or substantially all of the assets of the Company; or

e.           Any demand for payment by Lender under the terms of any guaranty by Lender of obligations of the Company.

4.              Notice of Certain Events.  In case: (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or (iii) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Lender a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the record date therein specified.

5.              Compliance with Securities Laws.  The Lender, by acceptance hereof, agrees, represents and warrants that this Note and any Conversion Shares are being acquired for investment, that the Lender has no present intention to resell or otherwise dispose of all or any part of this Note or any Conversion Shares, and that the Lender will not offer, sell or otherwise dispose of all or any part of this Note or any Conversion Shares except under circumstances which will not result in a violation of the Federal Securities Act of 1933, as amended, or applicable state securities laws.  The Company may condition any transfer, sale, pledge, assignment or other disposition on the receipt from the party to whom this Note is to be so transferred or to whom Conversion Shares are to be issued or so transferred, of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws.  Upon conversion of this Note, the holder hereof shall, if requested by the Company, confirm in writing such holder’s investment purpose and acceptance of the restrictions on transfer of the Conversion Shares, as well as any representations and agreements requested by the Company in order to permit the issuance of Conversion Shares to be made pursuant to exemptions from registration under federal and applicable state securities laws.

6.              Successors and Assigns: Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Lender.

7.              Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

8.              Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	Location Based Technologies, Inc.
38 Discovery – 150
Irvine, CA 92618
Facsimile Number: (714) 200-0287
E-mail: dave@pocketfinder.com

If to Lender:	Greggory S. Haugen 3320 Fox Street Orono, MN 55356 Email: gregg.haugen@gmail.com or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

9.              Miscellaneous Provisions.

a.           No provision of this Note may be waived, amended, discharged, modified, changed, or terminated except upon the written consent of the Company and Lender.  Neither the failure on the part of the Lender in exercising any right or remedy, nor any single or partial exercise of any other right or remedy, shall operate as a waiver.  The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options hereunder at that time or at any subsequent time.

b.           The Company hereby waives diligence, presentment, demand for payment, notice of dishonor, notice of non-payment, protest, notice of protest, and any and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

c.           The Company agrees to reimburse the Lender upon written demand for all reasonable attorneys’ fees and legal expenses incurred in connection with the Lender’s enforcement of the obligations of the Company hereunder.  The obligations of the Company under this Section 9(c) shall survive any termination of this Note.

d.           The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

e.           This Promissory Note constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Lender and by the Company, superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

IN WITNESS WHEREOF, the Company has executed this Promissory Note as of the date first set forth above.

Company:

LOCATION BASED TECHNOLGIES, INC.

By:		By:
	David M. Morse		Joseph F. Scalisi
	CEO & Chairman		CDO & Co-President

Date: May 26, 2011		Date: May 26, 2011

Lender:

By: ______________________________________

Printed Name: Mr. Greggory Haugen

Date: May 26, 2011

Exhibit A

Notice of Conversion

The undersigned herby elects to convert $___________ of the principal and $____________ of the interest due on the Promissory Note issued by Location Based Technologies, Inc., on May 26, 2011 into shares of Common Stock of Location Based Technologies, Inc. according to the conditions set forth in such Note, as the date written below.

Date of Conversion: ____________________

Conversion Price: $0.20

Shares To Be Delivered: ________________

Signature: ___________________________

Printed Name: Greggory Haugen (the “Holder”)

Name on the Certificate (if different from above): _________________________

Mailing Address:                 ______________________

______________________

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